                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                            Filene's Basement Corp.
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
       Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                            FILENE'S BASEMENT CORP.
                                40 WALNUT STREET
                         WELLESLEY, MASSACHUSETTS 02481



May 18, 1999



Dear Stockholder:

     We cordially invite you to attend our 1999 Annual Meeting of Stockholders, which will be held at 2:30 p.m. on Tuesday, June 22, 1999 at The Westin Hotel, 70 Third Avenue, Waltham, Massachusetts.

     We hope that you will join us on June 22, but we know that every stockholder will not be able to do so. Whether or not you plan to attend, please return your signed proxy as soon as possible.


                                          Sincerely,







         /s/ Samuel J. Gerson                      /s/ W. Jay Carothers
--------------------------------------    --------------------------------------
           SAMUEL J. GERSON                          W. JAY CAROTHERS
             Chairman and                              President and
       Chief Executive Officer                    Chief Operating Officer

                            FILENE'S BASEMENT CORP.


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                          TO BE HELD ON JUNE 22, 1999


     Notice is hereby given that the Annual Meeting of Stockholders of Filene's Basement Corp. will be held at The Westin Hotel, 70 Third Avenue, Waltham, Massachusetts, on Tuesday, June 22, 1999 at 2:30 p.m. for the following purposes:

     1. To elect one Class II director to serve until the year 2002 Annual Meeting of Stockholders.

     2. To transact such other business as may properly come before the meeting and any and all adjourned sessions thereof.

     The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

     Only stockholders of record at the close of business on May 3, 1999 are entitled to notice of and to vote at the Annual Meeting and any and all adjourned sessions thereof.

     A copy of the Company's Annual Report to Stockholders for the year ended January 30, 1999, which contains consolidated financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

                                          By order of the Board of Directors,


                                          /s/ Steven R. Siegel

                                          STEVEN R. SIEGEL, Clerk

Wellesley, Massachusetts
May 18, 1999



     IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING. PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                            FILENE'S BASEMENT CORP.
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 22, 1999
                            ------------------------

                                PROXY STATEMENT

     The enclosed proxy is solicited on behalf of the Board of Directors of Filene's Basement Corp. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at The Westin Hotel, 70 Third Avenue, Waltham, Massachusetts, on June 22, 1999 at 2:30 p.m. and at any and all adjourned sessions thereof. This Proxy Statement and the enclosed proxy are first being mailed to stockholders on or about May 18, 1999. A proxy may be revoked by a stockholder at any time before it is voted, (i) by returning to the Company another properly signed proxy representing such shares and bearing a later date, (ii) by otherwise delivering a written revocation to the Clerk of the Company, or (iii) by attending the Annual Meeting or any adjourned session thereof and voting the shares covered by the proxy in person. Shares represented by the enclosed proxy properly executed and returned, and not revoked, will be voted at the Annual Meeting.

     The expense of soliciting proxies will be borne by the Company. Officers and regular employees of the Company may solicit proxies but receive no compensation for solicitation in addition to their regular salaries. In addition to the solicitation of proxies by use of the mails, the Company may use the services of its officers and regular employees to solicit proxies personally and by mail, telephone and telegram from brokerage houses and other stockholders. The Company will reimburse brokers and other persons for their reasonable costs and expenses in forwarding soliciting materials to their principals.

     In the absence of contrary instructions, the persons named as proxies will vote in accordance with the intentions stated below. The holders of record of shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), as of the close of business on May 3, 1999 are entitled to receive notice of and to vote at the Annual Meeting. As of May 3, 1999, the Company had issued an outstanding 20,986,552 shares of Common Stock. Each such share of Common Stock is entitled to one vote on each matter to come before the Annual Meeting.

     Consistent with the laws of the Commonwealth of Massachusetts and under the Company's By-laws, a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as election inspectors for the meeting. The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Annual Meeting is required for the election of directors. The election inspectors will count shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions or "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum, but neither abstentions nor broker non-votes have any effect on the outcome of voting on the election of directors.

     THE ANNUAL REPORT OF THE COMPANY, INCLUDING CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED JANUARY 30, 1999, IS BEING MAILED TO THE COMPANY'S STOCKHOLDERS WITH THIS PROXY STATEMENT. THE COMPANY WILL, UPON WRITTEN REQUEST OF ANY STOCKHOLDER, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JANUARY 30, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), WITHOUT EXHIBITS. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE. PLEASE ADDRESS ALL SUCH REQUESTS TO THE COMPANY, ATTENTION: INVESTOR RELATIONS, 40 WALNUT STREET, WELLESLEY, MASSACHUSETTS 02481.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     The Board of Directors has fixed the number of directors at seven. The Company's Restated Articles of Organization and By-laws provide for the classification of the Board of Directors into three classes with the term of office of one class expiring each year. Mone Anathan, III, currently a Class II director, will not stand for reelection at the 1999 Annual Meeting of Stockholders. Unless otherwise instructed, the enclosed proxy will be voted to elect the nominee named below as the Class II director for a term of three years expiring at the 2002 Annual Meeting of Stockholders or until his successor is duly elected and qualified. If the nominee should become unavailable, such proxy will be voted for a substitute nominee designated by management, unless instructions are given to the contrary, or the directors will fix the number of directors at six. Management does not anticipate that the nominee will become unavailable. The nominee as the Class II director, and the incumbent Class I and Class III directors, are as follows:

                           NOMINEE CLASS II DIRECTOR
                               TERM EXPIRES 2002

HAROLD LEPPO, 62
Director

     Harold Leppo became a director of the Company in 1992. From 1988 to 1999, Mr. Leppo served as the Chief Executive Officer of Harold Leppo and Company, a retail-consulting firm in Stamford, Connecticut. Prior to that, he held a number of managerial positions at Lord & Taylor and Allied Stores, Inc., including President and Chief Operating Officer of Lord & Taylor in 1987 and Executive Vice President of Allied Stores in 1988. Mr. Leppo is also a director of Salant, Inc., J. Baker, Inc., and Home Base, Inc.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEE NAMED ABOVE AS THE CLASS II DIRECTOR OF THE COMPANY.

                               CLASS I DIRECTORS
                               TERMS EXPIRE 2001

SAMUEL J. GERSON, 57
Chairman, Chief Executive Officer and Director

     Samuel J. Gerson became Chairman, Chief Executive Officer and a director of the Company in 1988, having served as Chairman and Chief Executive Officer of the Filene's Basement division of Federated Department Stores, Inc. from January 1984 until the acquisition of that division by the Company in 1988. Mr. Gerson is a director of ASAHI America, Inc., Bon Ton Stores, Inc., and Allmerica Financial Corporation as well as a trustee associate of Boston College.

ROBERT P. HENDERSON, 68
Director

     Robert P. Henderson is a general partner of Greylock Capital Limited Partnership and a managing partner of Greylock Limited Partnership, both venture capital partnerships. He has been associated with Greylock since 1983. Mr. Henderson has been a director of the Company since 1988. He is also a director of Allmerica Financial Corporation and Cabot Corporation.

PAUL D. PAGANUCCI, 68
Director

     Paul D. Paganucci has been the Chairman of the Board of Ledyard National Bank in Hanover, New Hampshire since 1991. From 1986 to 1991, he held a number of managerial positions at W.R. Grace & Co., including Executive Vice President, Vice Chairman and, later, Chairman of the Executive Committee and director. Mr. Paganucci became a director of the Company in 1992, and is also a director of Allmerica Securities Trust and IGI, Inc., and a trustee of Urstadt Biddle Properties (formerly HRE properties).

                              CLASS III DIRECTORS
                               TERMS EXPIRE 2000

W. JAY CAROTHERS, 47
President, Chief Operating Officer and Director

     W. Jay Carothers became Chief Operating Officer, President and a director of the Company in June, 1997. From 1994 until he joined the Company in 1997, Mr. Carothers had served as President of Federated Merchandising Group. From 1992 to 1994, he was Vice Chairman of Macy's Corporate Product Development and World Wide Sourcing. Prior to that, he served as Vice President, Operations of the Izod LaCoste Gant Eagle Division of Crystal Brands and as a director and Chief Financial Officer -- International, of Mast Industries-Far East Division. Mr. Carothers is a member of the International Advisory Board of Auburn University and is a director of the Metropolitan New York USO and the National Retail Federation.

JOHN EYLER, 51
Director

     John Eyler became a director of Filene's Basement Corp. in 1994. Mr. Eyler has been Chairman and Chief Executive Officer of FAO Schwarz since June 1992. From 1989 to 1992, he served as Chief Executive Officer of the retail subsidiary of Chicago-based Hartmarx. From 1983 to 1989, he was the Chairman/CEO of MainStreet, a division of Federated Department Stores, Inc.

DORSEY R. GARDNER, 56
Director

     Dorsey R. Gardner became a director of Filene's Basement Corp. in 1996. Mr. Gardner has been President of Kelso Management, a Boston-based investment management firm, since 1980. Mr. Gardner is also a director of Crane Company and Security First Technologies Corporation.

               BENEFICIAL OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                        EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth, as of February 28, 1999, certain information with respect to the beneficial ownership of shares of Common Stock owned by (i) persons or groups which are known to be the beneficial owners of more than 5% of the Company's Common Stock, (ii) each executive officer named in the Summary Compensation Table below, (iii) each director and director nominee of the Company and (iv) all executive officers and directors of the Company as a group. Except as noted below, each of the persons listed has sole investment and voting power with respect to the shares indicated and the address of each of the persons listed is c/o Filene's Basement Corp., 40 Walnut Street, Wellesley, Massachusetts 02481.

                                                                   COMMON STOCK
                                                                BENEFICIALLY OWNED
                                                           ----------------------------
                                                           NUMBER OF      PERCENTAGE
                                                           SHARES(1)    OUTSTANDING(2)
                                                           ---------    ---------------
Heartland Advisors, Inc.(3)..............................  2,050,000         9.7%
  790 North Milwaukee Street
  Milwaukee, WI 53202

FMR Corp.(4).............................................  1,927,310         9.2%
  82 Devonshire Street
  Boston, MA 02109

Dimensional Fund Advisors Inc.(5)........................  1,261,600         6.0%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401

Merrill Lynch Asset Management L.P.(6)...................  1,160,000         5.5%
  800 Scudders Mill Road
  Plainsboro, NJ 08536

Samuel J. Gerson(7)......................................  1,245,996         5.7%

Mone Anathan, III(8).....................................    973,460         4.5%

W. Jay Carothers(9)......................................     85,000           **

John Eyler(10)...........................................     17,000           **

Dorsey R. Gardner(11)....................................      7,000           **

Robert P. Henderson(12)..................................    128,732           **

Harold Leppo(13).........................................     15,500           **

Paul D. Paganucci(14)....................................     16,484           **

Steven R. Siegel(15).....................................     71,730           **

All executive officers and directors as a group (9
  persons)(16)...........................................  2,560,902        11.4%

---------------
 ** Less than one percent.

 (1) Beneficial ownership is determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934. Accordingly, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares the power to vote such security or the power to dispose of such security. The amounts set forth above as beneficially owned include shares owned, if any, by spouses and relatives living in the same dwelling, as to which beneficial ownership may be disclaimed. The amounts set forth as beneficially owned also include shares of Common Stock which such persons had the right to acquire within 60 days of February 28, 1999, pursuant to stock options previously granted.

 (2) Percentages are calculated on the basis of 20,971,822 shares of Common Stock outstanding as of February 28, 1999, plus any shares of Common Stock subject to stock options held by the individual that were exercisable within 60 days of February 28, 1999.

 (3) The information contained in the table and in this footnote is based solely upon information contained in a Schedule 13G/A dated January 19, 1999 filed by Heartland Advisors, Inc. ("Heartland"). Heartland, an investment adviser registered under the Investment Company Act of 1940 (the "1940 Act") is deemed to have beneficial ownership of 2,050,000 shares of the Company's Common Stock. Heartland has sole dispositive power with respect to 2,050,000 shares and sole voting power with respect to 50,000 shares of Common Stock.

 (4) The information in the table and in this footnote is based solely upon information contained in a Schedule 13G/A, dated February 12, 1999 filed by FMR Corp. as a parent holding company. Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and an investment adviser under the 1940 Act, is the beneficial owner of 1,927,310 shares of the Company's Common Stock as a result of acting as investment adviser to Fidelity Value Fund (the "Fund"), an investment company registered under the 1940 Act. Edward C. Johnson 3d, Chairman of FMR Corp., FMR Corp., through its control of Fidelity, and the Fund each has sole power to dispose of the 1,927,310 shares owned by the Fund. Neither FMR Corp. nor Mr. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fund, which power resides with the Fund's Board of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Fund's Board of Trustees. Mr. Johnson and members of his family and trusts for their benefit form a controlling group with respect to FMR Corp.

 (5) The information contained in the table and in this footnote is based solely upon information contained in a Schedule 13G dated February 11, 1999 filed by Dimensional Fund Advisors Inc. ("Dimensional"). Dimensional, a registered investment adviser, is deemed to have beneficial ownership of 1,261,600 shares of the Company's Common Stock, all of which shares are held by four investment companies registered under the 1940 Act and certain other investment vehicles, including commingled group trusts, to all of which Dimensional serves as investment manager. Dimensional has sole voting and dispositive power with respect to 1,261,600 shares. Dimensional disclaims beneficial ownership of all such shares.

 (6) The information contained in the table and in this footnote is based solely upon information contained in a Schedule 13G/A, dated February 9, 1999, filed by Merrill Lynch & Co., Inc. ("MLC"), on behalf of Merrill Lynch Asset Management Group ("MLAMG") and Merrill Lynch Global Allocation Fund, Inc. ("MLGAF"). MLC is the parent holding company of MLAMG, a group of investment advisers each of which is registered under the 1940 Act or the laws of a jurisdiction other than the United States including Merrill Lynch Asset Management L.P. d/b/a Merrill Lynch Asset Management ("MLAM"). MLAM acts as investment adviser to various investment companies registered under
     Section 8 of the 1940 Act, including MLGAF and private accounts. MLC and MLAMG have shared voting and dispositive power over 1,160,000 shares. MLC disclaims beneficial ownership of all such shares. MLGAF has shared voting and dispositive power over 1,110,000 shares.

 (7) Includes 650,200 shares issuable upon the exercise of stock options.

 (8) Includes 650,200 shares issuable upon the exercise of stock options.

 (9) Includes 75,000 shares issuable upon the exercise of stock options.

(10) Includes 12,000 shares issuable upon the exercise of stock options.

(11) Consists of 7,000 shares issuable upon the exercise of stock options.

(12) Includes 14,500 shares issuable upon the exercise of stock options.

(13) Includes 14,500 shares issuable upon the exercise of stock options.

(14) Includes 14,500 shares issuable upon the exercise of stock options.

(15) Includes 66,250 shares issuable upon the exercise of stock options.

(16) Includes 1,504,150 shares issuable upon the exercise of stock options.

            BOARD OF DIRECTORS, DIRECTOR COMPENSATION AND COMMITTEES

     During the Company's fiscal year ended January 30, 1999, the Board of Directors of the Company held six meetings. Each director attended at least 75% of the meetings of the Board and the Committees of which he is a member. Each director who was not a full-time employee of the Company received an annual retainer of $15,000 for his services as a director.

     Pursuant to the Company's 1993 Stock Option Plan for Non-Employee Directors (the "Director Option Plan"), each of the directors who is not an employee of the Company and who served on the Board (an "Eligible Director") on June 30, 1993 received an option to purchase 12,500 shares of Common Stock at a per share option price of $8.13, and each individual who thereafter becomes an Eligible Director for the first time will be granted, on the date of his or her initial appointment or election as a director, an option to acquire 12,500 shares of Common Stock. Each Eligible Director who receives an initial grant as described above will be granted, on the date of the annual meeting that follows by five years the date of his or her initial grant, an option to acquire an additional 12,500 shares of Common Stock, provided the director continues in office and the date of such later annual meeting occurs prior to April 6, 2003.

     The exercise price of all options granted to non-employee directors under the Director Option Plan is the fair market value of the Common Stock on the date of the grant. The Company receives no consideration for the grants themselves. The exercise price may be paid in cash, by tendering shares of Common Stock, by delivering an undertaking by a broker to deliver promptly sufficient funds to pay the exercise price or by any combination of the foregoing. Each option will expire 10 years after the date of grant and will become exercisable on a cumulative basis as to one fifth of the shares covered by the option on each of the first, second, third, fourth and fifth anniversaries of the date of grant. A total of 250,000 shares of Common Stock are reserved for issuance under the Director Option Plan, subject to adjustment for stock splits and similar events. In addition to stock option grants made under the Director Option Plan, each non-employee director serving on the Board on December 6, 1996 was granted an option to purchase 5,000 shares of Common Stock at a price of $4.81 per share.

     The Audit Committee, which held three meetings during fiscal 1998, reviews with management and the independent public accountants the Company's financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by the independent public accountants upon the financial condition of the Company and its accounting controls and procedures, and such other matters as the Committee deems appropriate. In addition, the Committee reviews with management such matters relating to compliance with corporate policies as the Committee deems appropriate. Messrs. Eyler, Leppo and Gardner served on the Audit Committee during fiscal 1998.

     The Compensation Committee, which held two meetings during fiscal 1998, reviews the operation of the Company's 1998 Stock Incentive Plan, 1990 Equity Incentive Plan and 1990 Employee Stock Purchase Plan, retirement benefit programs, and related programs of the Company, and reviews the cash compensation and employment arrangements of the Company's executive officers. Messrs. Henderson, Paganucci and Leppo served on the Compensation Committee during fiscal 1998.

     The Company does not have a Nominating Committee.

                             EXECUTIVE COMPENSATION

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Compensation Committee") has furnished the following report on executive compensation.

OVERVIEW

     In fiscal 1998, the Compensation Committee consisted of Messrs. Henderson, Paganucci and Leppo, all of whom are outside directors of the Company. The Compensation Committee is generally responsible for developing the Company's executive compensation policies, including awards of equity-based compensation. The Compensation Committee also determines the extent to which the performance-based criteria for salary increases, annual bonuses and long-term incentives have been achieved, except that salary increases and bonus compensation of executives other than Messrs. Gerson, Anathan and Carothers are generally determined by Messrs. Gerson and Carothers and then reviewed with the Compensation Committee.

     The Company's executive compensation program has been designed to accomplish two principal goals. The first goal is to provide direct and quantifiable links between executives' compensation and the performance of the Company, thereby aligning the interests of the Company's executives with those of its stockholders. The second goal is to provide a competitive compensation package that will enable the Company to attract and retain the executives needed to achieve desired performance. Because of the critical importance of the second goal, the Compensation Committee (and Messrs. Gerson and Carothers, in the case of compensation determined by them) retain the ultimate discretion to award any element of compensation, even if specified criteria for such compensation are not met. Where applicable, the Compensation Committee also takes into account employment agreements between an executive officer and the Company. (See "Employment Agreements" below.) The Compensation Committee expects to review the executive compensation program from time to time and to make changes where appropriate.

     Section 162(m) of the Internal Revenue Code limits the tax deductibility of compensation paid to certain executive officers to $1 million annually, unless certain requirements are met. The Compensation Committee's policy is to consider the net cost to the Company when making all compensation decisions; accordingly, the deductibility of executive compensation for tax purposes is a significant, but not controlling, consideration when structuring executive compensation. To the extent desirable and feasible under the circumstances, executive compensation will be structured to be deductible; other considerations, however, including the need to attract and retain highly qualified executives and competitive compensation practices, may make the payment of non-deductible compensation appropriate.

EXECUTIVE OFFICER COMPENSATION PROGRAM

     The Company's compensation program for executive officers named in the Summary Compensation Table (in this report, the "Executives") consists primarily of annual cash compensation (including increases to base salary and an annual cash bonus) and equity incentives. The Compensation Committee and Messrs. Gerson, Carothers and Siegel periodically review proxy statement compensation disclosures in addition to proprietary and other publicly available compensation data of other companies in order to ensure the Company's compensation program remains effective in achieving the goals outlined above. (See "Overview" above)

     Base Salary. The minimum levels of base salaries for the Executives were established in employment agreements entered into in 1992, in the case of Messrs. Gerson and Anathan, in 1994, in the case of Mr. Siegel, and in 1997, in the case of Mr. Carothers, and are subject to upward adjustment by the Company. (See "Employment Agreements" below.)

     Increases in Base Salary. The amount of any annual increase in an Executive's base salary depends primarily on the extent of the achievement of pre-determined, quantifiable objectives during the preceding fiscal year. A secondary consideration for salary increases is to insure that the Company provides competitive compensation packages in order to retain the quality of executives needed. Any salary increases will be prospective only. At the beginning of each fiscal year, these objectives, together with a pre-determined matrix of salary increases payable at various levels of performance, are determined by the Compensation Committee for each of Messrs. Gerson, Anathan, and Carothers. Messrs. Gerson and Carothers determine the objectives and the matrix for the balance of the organization. Generally, such objectives include goals related to sales (including, in the case of some Executives, both total sales and improvement in comparable store sales), profitability and success in implementation of changes in the Company's business strategy. For fiscal 1998, these objectives and their relative weights for Mr. Siegel varied based on the judgment of Messrs. Gerson and Carothers as to the ability of Mr. Siegel, given his position, to influence attainment of the particular objectives. For fiscal 1998, the Compensation Committee established the following predetermined objectives and their relative weights for Messrs. Gerson, Anathan, and
Carothers: 30% for total sales, 40% for earnings per share and 30% for strategic repositioning. Based upon the predetermined objectives and applicable matrices for fiscal

1998, Messrs. Gerson, Anathan, Carothers and Siegel did not receive increases in their base salaries for fiscal 1999.

     Annual Bonus. The amount of annual bonuses for Executives reflects the extent of achievement, during the fiscal year to which the bonus relates, of predetermined, quantifiable objectives. At the beginning of each fiscal year, these objectives are determined, together with a matrix of bonus levels payable at various levels of performance, by the Compensation Committee for each of Messrs. Gerson, Anathan and Carothers. Messrs. Gerson and Carothers determine the objectives for Mr. Siegel. The objectives initially established for determination of bonuses for fiscal 1998 were generally similar in type to, and developed for each Executive in a manner similar to that used to develop, the objectives for determining whether to increase base salaries for fiscal 1998. Based upon the pre-determined objectives and applicable matrices for fiscal 1998, no bonuses were awarded to Messrs. Gerson, Anathan or Carothers, and a bonus was paid to Mr. Siegel.

     Equity Incentive. Stock options are the principal equity incentive of the Company and are designed to attract and retain executives who can make significant contributions to the Company's success, reward executives for such contributions and give executives a longer-term incentive to increase stockholder value. The size and frequency of option grants are determined by the Compensation Committee at its discretion, taking into account individual performance and responsibilities (but without any specific performance measures), retention considerations and general industry practice. The Compensation Committee considers the size of the equity positions of grantees in making awards, but there are no specific goals with respect to this factor. All outstanding options have been granted with a ten-year term and an exercise price equal to 100% of the fair market value of the Company's Common Stock on the grant date. In 1998, the Company granted stock options to Mr. Siegel to purchase 25,000 shares. These options vest over four years, in equal annual installments.

     As a general rule, the Compensation Committee reserves restricted stock for special circumstances, including, but not limited to, executive retention purposes and reward of high levels of executive performance. No restricted stock was awarded to any executive in 1998. In addition, the Company's equity incentive plans authorize other types of equity-related compensation, such as unrestricted stock, stock appreciation rights, deferred stock grants and performance awards. The Compensation Committee to date has not used any such methods, but may do so in the future.

     Any value received by an executive from an option grant and any increase in the value of a stock award depend entirely on increases in the price of the Company's Common Stock.

     Other Compensation. The Company provides executive officers with medical, pension, thrift incentive and other benefits under plans that are generally available to the Company's employees, as well as a Supplementary Executive Retirement Plan, described elsewhere in this proxy statement, and various welfare and fringe benefits.

     Chief Executive Officer Compensation. The Compensation Committee reviewed Mr. Gerson's compensation in November of 1998. At that time, the Compensation Committee elected not to make an increase to Mr. Gerson's compensation, which is $632,500 annually. The established performance goals for Mr. Gerson for fiscal 1998, and their relative weights, were 30% for total sales, 40% for earnings per share and 30% for strategic repositioning. The Compensation Committee also elected not to award Mr. Gerson a bonus for fiscal 1998.


                                            Paul D. Paganucci
                                            Chairman of the Committee

                                            Robert P. Henderson

                                            Harold Leppo

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Messrs. Paganucci, Henderson and Leppo, directors who are not present or former officers or employees of the Company. During fiscal 1998, no executive officer of the Company served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity any of whose executive officers has served as a director or member of the Compensation Committee of the Company.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth, for each of the last three fiscal years, certain information concerning the compensation of the Company's Chief Executive Officer and the Company's three other most highly compensated executive officers (the "Named Executive Officers").

                                                                                      LONG TERM
                                                                                     COMPENSATION
                                                                                     ------------
                                                                                        AWARDS
                                                                                     ------------
                                         ANNUAL COMPENSATION            OTHER         SECURITIES
                                     ----------------------------       ANNUAL        UNDERLYING      ALL OTHER
             NAME AND                         SALARY      BONUS      COMPENSATION      OPTIONS       COMPENSATION
        PRINCIPAL POSITION           YEAR      ($)         ($)          ($)(A)           (#)             ($)
-----------------------------------------------------------------------------------------------------------------
Samuel J. Gerson...................  1998    $632,500    $      0      $71,882(b)      $     0         $18,614(e)
Chairman, Chief                      1997     603,750           0       82,358(b)            0          13,692(e)
Executive Officer                    1996     575,000     575,000       61,345(b)       93,400          11,313
and Director

W. Jay Carothers...................  1998     560,000           0       76,718(c)            0          14,480(f)
President, Chief                     1997     341,744           0            0         300,000          11,256(f)
Operating Officer

Steven R. Siegel...................  1998     290,000      50,000            0          25,000           5,083(g)
Executive Vice President,            1997     257,500      25,000            0          10,000           1,905(g)
CFO, Treasurer and                   1996     243,700     100,000            0          40,000           1,910
General Counsel

Mone Anathan, III..................  1998     392,344           0       44,983(d)            0          14,883(h)
Vice Chairman,                       1997     510,677           0       56,432(d)            0          13,702(h)
and Director                         1996     550,000     575,000            0          93,400          11,074

---------------
(a) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer for such year.

(b) Other annual compensation for Mr. Gerson includes $23,114 and $18,086 for financial consulting services provided by an outside party in 1998 and 1996, respectively, and $19,556 and $23,510 for supplemental medical insurance in 1998 and 1996, respectively, and $15,015 and $36,279 for the executive discount for 1998 and 1997, respectively.

(c) Other annual compensation for Mr. Carothers includes $50,000 for membership fees in 1998 paid pursuant to his acceptance of employment and a relocation agreement.

(d) Other annual compensation for Mr. Anathan includes $23,114, and $16,200 for financial consulting services provided by an outside party in 1998 and 1997 respectively, and $12,184 for supplemental medical insurance in 1998.

(e) For 1997, consists of contributions of $1,696 to the Filene's Basement, Inc. 401(k) Plan, $2,885 for the dollar value of the insurance premiums paid by the Company on behalf of Mr. Gerson with respect to term life insurance and accidental death and dismemberment insurance and $9,111 for the value of the Term Insurance Component, as defined below, on a split-dollar life insurance policy on Mr. Gerson, and for 1998, consists of $2,000 to the Filene's Basement, Inc. 401(k) Plan, $2,960 for the dollar value of the insurance premiums paid by the Company on behalf of Mr. Gerson with respect to term life insurance and accidental death and dismemberment insurance and $13,654 for the value of the term insurance component as defined below on a split-dollar life insurance policy on Mr. Gerson. See "Split-Dollar Insurance Policies" below.

(f) For 1997, consists of the insurance premium paid by the company on behalf of Mr. Carothers with respect to term life insurance and accidental death and dismemberment insurance, and for 1998, consists of contributions of $1,756 to the Filene's Basement, Inc. 401(k) Plan, $8,613 for the dollar value of the insurance premiums paid by the Company on behalf of Mr. Carothers with respect to term life insurance and accidental death and dismemberment insurance, and $4,112 for the value of the term life component as defined below on a split-dollar life insurance policy on Mr. Carothers. See "Split-Dollar Insurance Policies" below.

(g) For 1997, consists of contributions of $1,696 to the Filene's Basement, Inc. 401(k) Plan and $209 for insurance premiums paid by the Company on behalf of Mr. Siegel with respect to term life insurance and accidental death and dismemberment insurance, and for 1998, consists of contributions of $2,000 to the Filene's Basement, Inc. 401(k) Plan, $261 for the dollar value of the insurance premiums paid by the Company on behalf of Mr. Siegel with respect to term life insurance and accidental death and dismemberment insurance and $2,822 for the value of the term life component as defined below on a split-dollar life insurance policy on Mr. Siegel. See "Split-Dollar Insurance Policies" below.

(h) For 1997, consists of contributions of $1,696 to the Filene's Basement, Inc. 401(k) Plan, $3,020 for insurance premiums paid by the Company on behalf of Mr. Anathan with respect to term life insurance and accidental death and dismemberment insurance and $8,987 for the value of the Term Insurance Component as defined below, on a split-dollar life insurance policy on Mr. Anathan, and for 1998, consists of contributions of $2,000 to the Filene's Basement, Inc. 401(k) Plan, $3,095 for the dollar value of the insurance premiums paid by the Company on behalf of Mr. Anathan with respect to term life insurance and accidental death and dismemberment insurance and $9,788 for the value of the term life component as defined below on a split-dollar life insurance policy on Mr. Anathan. See "Split-Dollar Insurance Policies" below.

               AGGREGATED OPTION/SAR EXERCISES IN FISCAL 1998 AND
               FISCAL YEAR-END OPTION/SAR VALUES FOR FISCAL 1998

     The following table sets forth information concerning the value of unexercised stock options held by each of the Named Executive Officers at fiscal year end. None of the Named Executive Officers exercised any stock options in fiscal 1998.

                                              NUMBER OF SECURITIES
                                             UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                                                   OPTIONS AT                   IN-THE-MONEY OPTIONS
                                                FISCAL YEAR-END                AT FISCAL YEAR-END(a)
                                          ----------------------------      ----------------------------
                                          EXERCISABLE    UNEXERCISABLE      EXERCISABLE    UNEXERCISABLE
NAME                                          (#)             (#)               ($)             ($)
----                                      -----------    -------------      -----------    -------------
Samuel G. Gerson........................    641,450          55,450         $29,227.50        $     0
W. Jay Carothers........................     75,000         225,000         $        0        $     0
Steven R. Siegel........................     60,000          90,000         $        0        $     0
Mone Anathan, III.......................    641,450          55,450         $19,485.00        $     0

---------------
(a) Value of unexercised in-the-money options represents the difference between the closing price of the Company's Common Stock on January 29, 1999 ($2.375 per share) and the exercise price per share of the option, multiplied by the number of shares subject to the option.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning stock options granted during fiscal 1998.

                                                     INDIVIDUAL GRANTS
                               -------------------------------------------------------------
                                  NUMBER OF      PERCENT OF TOTAL
                                 SECURITIES        OPTIONS/SARS                                   GRANT
                                 UNDERLYING         GRANTED TO      EXERCISE OR                DATE PRESENT
                                  OPTIONS/         EMPLOYEES IN     BASE PRICE    EXPIRATION     VALUE(b)
NAME                           SARS GRANTED(a)     FISCAL YEAR        ($/SH)         DATE          ($)
----                           ---------------   ----------------   -----------   ----------   ------------
Steven R. Siegel.............      25,000              3%             $5.3125      3/18/08        $5.18

---------------
(a) Options vest in four equal annual installments on each of the first four anniversaries of the date of grant.

(b) Calculated in accordance with the Black-Scholes option pricing model. This model takes into account, in valuing an option, the volatility of the Company's Common Stock as well as the current stock price, dividend rate, current market interest rate, term of the option and exercise price. The Black-Scholes model is generally used to value exchange traded options. Stock options, which are long-term, non-transferable and subject to vesting restrictions, differ from exchange traded options, which are short-term and can be exercised or sold immediately in a liquid market. In calculating the grant date present values in the table, a factor of 136% has been assigned to the volatility of the Common Stock based on stock market quotations during fiscal 1998, the annual dividend rate has been set at $0 per share, the risk free rates of return have been fixed at 5.57% for the 1998 grant date based on ten year U.S. Treasury Note rates, and the actual term of ten years for the options has been used.

             STOCK PERFORMANCE GRAPH: JANUARY 1994 -- JANUARY 1999

     The following graph shows a comparison of cumulative total return among Filene's Basement Corp., Nasdaq Stock Market (US) Index and Standard & Poor's Retail Specialty Apparel Index. The annual changes for the period shown in the following graph are based on the assumption that $100 had been invested in Filene's Basement Corp. Common Stock and each index on January 29, 1994 and that all dividends were reinvested. The total cumulative dollar returns depicted on the graph represent the value that such investments would have had on January 28, 1995, February 3, 1996, February 1, 1997, January 31, 1998 and January 30, 1999.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
      AMONG FILENE'S BASEMENT CORP., THE NASDAQ STOCK MARKET (U.S.) INDEX
            AND THE STANDARD & POOR'S RETAIL SPECIALTY APPAREL INDEX

                                                                                  NASDAQ STOCK MARKET
                        FILENE'S BASEMENT CORP.      S&P RETAIL (APPAREL)               (U.S.)
                        -----------------------      --------------------         -------------------
1/29/94                           100                         100                         100
1/28/95                            40                          95                          80
2/3/96                             25                         135                          95
2/1/97                             55                         177                         121
1/31/98                            43                         209                         219
1/30/99                            23                         326                         372

   * $100 INVESTED ON 1/29/94 IN STOCK OR ON 1/31/94 IN INDEX -- INCLUDING REINVESTMENT OF DIVIDENDS.

RETIREMENT BENEFITS

     The Company has a non-contributory defined benefit pension plan (the "Pension Plan"), which covers substantially all of its employees, and a Supplementary Executive Retirement Plan (the "SERP") to preserve certain benefits for employees whose retirement benefits under the Pension Plan are affected by limitations imposed by the Internal Revenue Code of 1986, as amended (the "IRC").

     The following table shows estimated annual benefits payable (before deduction of any amounts payable from the Federated Department Stores, Inc. Pension Plan because of the recognition of credited service prior to August 1,
1988) upon retirement in 1998 at age 65 under the Pension Plan, as supplemented by the SERP for services performed and compensation earned through December 31, 1998 on a 100% straight-life annuity basis, to persons in specified remuneration and years-of-service classifications.

    FINAL AVERAGE                                   YEARS OF SERVICE
       ANNUAL          --------------------------------------------------------------------------
    COMPENSATION          5          10         15         20         25         30         35
    -------------         -          --         --         --         --         --         --
  125,000............  $  7,446   $ 14,891   $ 22,337   $ 29,783   $ 37,229   $ 44,674   $ 44,674
  150,000............     9,133     18,266     27,400     36,533     45,666     54,799     54,799
  175,000............    10,821     21,641     32,462     43,283     54,104     64,924     64,924
  200,000............    12,508     25,016     37,525     50,033     62,541     75,049     75,049
  250,000............    15,883     31,766     47,650     63,533     79,416     95,299     95,299
  300,000............    19,258     38,516     57,775     77,033     96,291    115,549    115,549
  400,000............    26,008     52,016     78,025    104,033    130,041    156,049    156,049
  500,000............    32,758     65,516     98,275    131,033    163,791    196,549    196,549
  600,000............    39,508     79,016    118,525    158,033    197,541    237,049    237,049
  700,000............    46,258     92,516    138,775    185,033    231,291    277,549    277,549
  800,000............    53,008    106,016    159,025    212,033    265,041    318,049    318,049
  900,000............    59,758    119,516    179,275    239,033    298,791    358,549    358,549
1,000,000............    66,508    133,016    199,525    266,033    332,541    399,049    399,049
1,100,000............    73,258    146,516    219,775    293,033    366,291    439,549    439,549
1,200,000............    80,008    160,016    240,025    320,033    400,041    480,049    480,049
1,300,000............    86,758    173,516    260,275    347,033    433,791    520,549    520,549
1,400,000............    93,508    187,016    280,525    374,033    467,541    561,049    561,049
1,500,000............   100,258    200,516    300,775    401,033    501,291    601,549    601,549
1,600,000............   107,008    214,016    321,025    428,033    535,041    642,049    642,049

     The amounts shown above are applicable to employees retiring in 1998 (at age 65) and are payable in single-life annuity form. Amounts shown as "Final Average Annual Compensation" represent the average of a participant's highest five years' compensation (total salary and bonus, including W-2 earnings and deferred compensation) in the last ten years of his or her employment. For 1998, total salary and bonus for Messrs. Gerson, Anathan and Siegel, all of whom participate in both pension plans, is the same, for purposes of calculating their aggregate benefits under those plans, as their respective salary and bonus shown in the Summary Compensation Table. As of December 31, 1998 Messrs. Gerson, Anathan and Siegel had 24, 23 and 7 years of credited service, respectively, under the plans.

EMPLOYMENT AGREEMENTS

     Mr. Gerson entered into an employment agreement (the "Gerson Agreement") with the Company and its wholly-owned subsidiary, Filene's Basement, Inc. ("FBI," and together with the Company, the "Employers"), on June 5, 1992. The Gerson Agreement provides for employment for a rolling three-year period (the "Employment Period"). Upon notice by the Company that the Employment Period shall cease, the Employment Period will be fixed and will end on the third anniversary of the date of such notice. Although employment under the Gerson Agreement can be terminated before the end of the Employment Period by the Employers or by Mr. Gerson for Good Reason (as defined), such termination will not shorten the Employment Period for purposes of calculating the severance payments and fringe benefit continuation described below. The Gerson Agreement provides for a minimum annual salary of $550,000 which amount is subject to upward adjustment by the Board of Directors, but not to reduction below any such increased amount. The Gerson Agreement also provides for annual and long-term bonuses in accordance with the Employers' compensation programs, fringe benefits generally available to executives, other benefits noted in the Summary Compensation Table and payments by the Employers to compensate for any diminution during the Employment Period in benefits under the pension and retirement plans, 401(k) plans and health insurance coverage, including, except in the case of health insurance coverage, compensation for additional taxes resulting from such payments. The Gerson Agreement prohibits Mr. Gerson from (i) competing with the Company for a period of six months from the date of termination of his employment if for cause (as defined), and for three years from the date of termination of his employment if due to incapacity (as defined), (ii) disclosing the Employers' confidential information, and (iii) generally, until one year after termination of employment, hiring non-clerical employees of the Employers.

     Upon termination (i) for incapacity or death, (ii) by the Company other than for cause or (iii) by Mr. Gerson for Good Reason (as defined) (the "Termination Events"), the Gerson Agreement provides for lump sum payment of accrued salary through the termination date and any accrued annual bonus or long-term bonus for prior years and periods, plus an annualized bonus based on the average bonus paid in the three preceding years and prorated according to the number of months worked in the year of termination. In addition, in the case of a Termination Event, the Gerson Agreement provides for a severance payment equal to the sum of (i) the product of (A) the sum of annual salary at the termination date and such average bonus and (B) a fraction equal to the number of months from the termination date to the end of the Employment Period divided by twelve and (ii) a long-term bonus (the discounted present value of dollar amounts earned for fully elapsed years of any long-term bonus period unexpired at the termination date). Finally, upon a Termination Event, the Gerson Agreement also provides for fringe benefit continuation until the end of the Employment Period on terms at least as favorable as those in effect at the date of such termination, and that all stock options would fully vest as would all other accrued benefits and awards. At the end of fiscal 1998, Mr. Gerson had 55,450 non-vested stock options. In the event of termination for cause, the Gerson Agreement provides only for payment of unpaid salary and prorated annualized bonus, each to the date of termination, and any accrued annual bonuses for prior years. Compensation earned in subsequent employment does not reduce compensation payable under the Gerson Agreement.

     Mr. Carothers entered into an employment agreement with FBI on June 20, 1997, pursuant to which, as amended (the "Carothers Agreement"), Mr. Carothers is employed as President and Chief Operating Officer of FBI for a rolling three-year period which commences anew each day Mr. Carothers' employment by FBI continues. Mr. Carothers receives an annual salary of at least $560,000 and is eligible to receive bonuses. The Carothers Agreement may be terminated by FBI in case of disability or death or for or without cause. If Mr. Carothers' employment is terminated (i ) because of disability or death, he is entitled to receive his base salary through the termination date, any unpaid annual bonus outstanding on such date and a prorated annual bonus for the year in which termination occurs, (ii) without cause, he shall continue to receive his base salary and benefits for the remainder of the term of the Carothers Agreement, and all then unvested stock options shall become immediately vested and exercisable or (iii) for cause, he shall be entitled to receive only accrued but unpaid salary or bonus. At the end of fiscal 1998, Mr. Carothers had 225,000 non-vested stock options. Mr. Carothers has agreed not to disclose confidential information and not to compete with FBI during the term of the Carothers Agreement and during any period in which he is being paid post-termination compensation. In addition, in connection with his acceptance of employment and relocation, FBI made a secured demand loan to Mr. Carothers of $328,500 at 7.73% interest per annum.

     Mr. Siegel entered into an employment agreement with FBI on July 11, 1994, which agreement has subsequently been amended (as amended, the "Siegel Agreement"). Under the Siegel Agreement, Mr. Siegel is employed at an annual salary of at least $200,000, subject to increase by Mr. Gerson. Mr. Siegel is eligible to receive increases in such compensation, bonuses or other additional compensation. The Siegel Agreement provides for employment for a rolling three-year period which commences anew each day Mr. Siegel's employment by FBI continues. The Siegel Agreement is subject to earlier termination upon the death of Mr. Siegel or for disability or cause (each as defined). Upon termination for cause, Mr. Siegel is entitled only to salary and benefits accrued through the termination date. In the event that Mr. Siegel's employment is terminated without cause, Mr. Siegel will receive any accrued but unpaid compensation, including any bonus, and his base salary for the ensuing three years. Also, in such an event, all of Mr. Siegel's then unvested stock options shall become immediately vested and exercisable and his benefits shall continue for a period of three years. At the end of fiscal 1998, Mr. Siegel had 90,000 non-vested stock options. Pursuant to the Siegel Agreement, Mr. Siegel has agreed not to disclose FBI's confidential information, not to violate the conflict of interest statement that he has signed, during the term of his employment not to have an investment of $100,000 or more in a competing business (as defined) or render personal service thereto and, until two years after termination of his employment, not to hire FBI's employees.

     On August 22, 1997, Mr. Anathan, FBI and the Company entered into an amendment to his employment agreement, which agreement had been, and except as described herein, remains substantially similar to the Gerson Agreement. Under his employment agreement, as amended (the "Anathan Agreement"), Mr. Anathan is employed by the Company as Vice Chairman of the Board of Directors and Chairman of the Executive Committee of the Company and FBI for a three year term ending August 22, 2000. Mr. Anathan is required to devote up to 75%, 50% and 50% of his working time to the Company during the three years of the employment term, respectively. Mr. Anathan's annual base salary and incentive bonus is set at 75%, 50% and 50% of the Chief Executive Officer's salary and bonus for years one, two and three, respectively. Upon termination for incapacity or death, by the Company other than for cause or by Mr. Anathan for good reason (as defined), the Anathan Agreement provides for lump sum payment of accrued salary through the termination date and any accrued annual bonus or long-term bonus for prior years and periods, plus an annualized bonus based on the bonus paid in respect of the last year for which an annual bonus was paid and prorated according to the number of months worked in the year of termination. In addition, the Anathan Agreement provides for a severance payment equal to the sum of (i) the product of (A) the sum of annual salary at the termination date and (B) a fraction equal to the number of months from the termination date to the end of the Employment Period divided by twelve, (ii) the annualized bonus and (iii) a long-term bonus (the discounted present value of dollar amounts earned for fully elapsed years of any long-term bonus period unexpired at the termination date). The Anathan Agreement also provides for fringe benefits continuation. In addition, all stock options would fully vest as would all other accrued benefits and awards. At the end of fiscal 1998, Mr. Anathan had 55,450 non-vested stock options. Under the Anathan Agreement, on September 22, 1999, all Mr. Anathan's then non-vested stock options will vest and become immediately exercisable.

SEVERANCE ARRANGEMENTS

     An Executive Severance Plan between the Company and each of Messrs. Gerson, Anathan and Siegel (the "Executive Severance Plan") provides those individuals with a benefit equal to two times their current compensation at the time of termination of employment, unless termination results from "voluntary resignation," which excludes resignation for "good reason" (as defined), death or termination for cause. The payment of this severance benefit reduces the Company's obligation to pay SERP benefits.

CHANGE IN CONTROL AND RETENTION AGREEMENTS

     Each of Messrs. Gerson, Carothers, Siegel and Anathan (the "Executives") has entered into a Retention Agreement or Change in Control Agreement (each individually, an "Agreement") with the Company. Each Agreement provides for benefits in the event of a "qualified termination" of employment (as defined) or a termination for any reason (whether by the Company or the Executive) during the one-month period beginning on the first day of the twelfth month following a "change in control" (as defined). In such event, any terminated Executive would receive any accrued and unpaid salary, a lump-sum cash payment equal to three times the sum of his highest annual base salary in the calendar year during which the change in control occurred plus his average annual earned bonus over the three previous years, continued medical and life insurance benefits during the 36-month period following termination and payment of reasonable legal fees and expenses incurred in enforcing his rights to benefits under the Agreement. The Company also would be obligated to pay the terminated Executive an amount sufficient to pay any excise tax owed by the Executive under the rules of the IRC governing changes in control. Payments under each Agreement are due only to the extent they exceed payments to be made to the Executive under other agreements with the Company, including payment under such Executive's employment agreement but, in the case of each of Messrs. Gerson, and Siegel, excluding payment to be made to each of them under the Executive Severance Plan.

SPLIT-DOLLAR INSURANCE POLICIES

     The Company has, since 1994, paid premiums on split-dollar life insurance policies (the "Policies") for Messrs. Gerson and Anathan (for purposes of this paragraph, the "Executives"), and, since 1997, for Mr. Siegel. Each Policy has two components: (1) the cash surrender value ("Cash Surrender Component") and
(2) the face value in excess of the Cash Surrender Component ("Term Insurance Component"). The value of the Term Insurance Component (which is reflected in each Executive's taxable income for 1998) is reflected in the Summary Compensation Table in the column "All Other Compensation" for 1998. See "Summary Compensation Table." The remainder of the premiums does not provide any incremental benefit to the Executives because the Cash Surrender Component is used to fund the SERP and no Executive has any residual equity interest in the Cash Surrender Component over and above the amounts necessary to fund the SERP. See "Retirement Benefits."

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     The Board of Directors has selected the firm of Arthur Andersen LLP, independent auditors, as auditors for the Company for the fiscal year ending January 29, 2000. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting with the opportunity to make a statement, if he or she desires, and to respond to appropriate questions.

                 STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

     Proposals of stockholders submitted for consideration at the 2000 annual meeting of stockholders must be received by the Company not later than January 18, 2000 in order to be considered for inclusion in the Company's proxy material for that meeting.

     In accordance with recent amendments to Rules 14a-4, 14a-5 and 14a-8 under the Exchange Act made in 1998, written notice of stockholder proposals submitted outside the processes of Rule 14a-8 for consideration at the 2000 Annual Meeting of stockholders must be received by the Company not later than March 29, 2000 in order to be considered timely for purposes of Rule 14a-4 and considered for inclusion in the Company's proxy material for that meeting.

     The Company's By-laws also establish an advance notice procedure with respect to stockholder nomination of candidates for election as directors. A notice regarding stockholder nominations for director must be accompanied by a petition signed by at least 100 record holders representing in aggregate at least 1% of the outstanding shares entitled to vote for directors. Such notice must be received by the clerk of the Company not less than 60 days or more than 90 days prior to the applicable stockholder meeting, provided, however, that, in the event the date of the meeting is not publicly announced by the Company more than 70 days prior to the meeting, the notice must be received by the Company not later than the close of business on the tenth day following the day on which such announcement of the date of the meeting is made. Any such notice must be written and contain certain specified information concerning the persons to be nominated and the stockholder submitting the nomination, all as set forth in the Company's By-laws. The presiding officer of the meeting may refuse to acknowledge any director nomination not made in compliance with such advance notice requirements. The Company publicly announced the date of the 1999 Annual Meeting on April 16, 1999. Nominations for Director to be acted upon at the 1999 Annual Meeting must comply with the timing and informational requirements described above.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers and directors and persons who own more than 10% of the Company's outstanding shares of Common Stock to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it or written representations from certain reporting persons that no section 16(a) reports were required for those persons, the Company believes that, during the fiscal year ended January 30, 1999, all filings requirements were complied with.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business to be brought before the Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy intend to take such action in regard to such matters as in their judgment seems advisable.

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.


                                            By Order of the Board of Directors,

                                            /s/ Steven R. Siegel

                                            STEVEN R. SIEGEL, Clerk

May 18, 1999

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE




                                                                      1. Election of Director, Nominee:
----------------------------------------------------------------                                              For The   With-
                    FILENE'S BASEMENT CORP.                                                                   Nominee   hold
----------------------------------------------------------------
                                                                                          Harold Leppo          [ ]      [ ]




CONTROL NUMBER:
RECORD DATE SHARES:

                                                                         In their discretion, the Proxies are authorized to vote
                                                                         upon any other business that may properly come before the
                                                                         meeting or at any adjournment(s) thereof.





                                                ----------------
   Please be sure to sign and date this Proxy.  Date                     Mark box at right if an address change or       [ ]
----------------------------------------------------------------         comment has been noted on the reverse side
                                                                         of this card.

----- Stockholder sign here ------------- Co-owner sign here ---

DETACH CARD                                                                                                              DETACH CARD


                            FILENE'S BASEMENT CORP.

     Dear Stockholder,

     Please take note of the important information enclosed with this proxy card. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

     Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy card in the enclosed postage paid envelope.

     Your vote must be received prior to the Annual Meeting of Stockholders, to be held at 2:30 p.m. on Tuesday, June 22, 1999.

     Thank you in advance for your prompt consideration of these matters.

     Sincerely,

     Filene's Basement Corp.

                            FILENE'S BASEMENT CORP.

                                40 WALNUT STREET
                         WELLESLEY, MASSACHUSETTS 02481

                 ANNUAL MEETING OF STOCKHOLDERS - JUNE 22, 1999
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Samuel J. Gerson and Steven R. Siegel as Proxies, with full power of substitution to each, to vote for and on behalf of the undersigned at the 1999 Annual Meeting of Stockholders of FILENE'S BASEMENT CORP. (the "Company") to be held at The Westin Hotel, 70 Third Avenue, Waltham, Massachusetts at 2:30 p.m. on Tuesday, June 22, 1999, and at any adjournment(s) thereof. The undersigned hereby directs the said Proxies to vote in accordance with their judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such Notice as specified by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTOR NOMINEE.

--------------------------------------------------------------------------------
   PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                   DO YOU HAVE ANY COMMENTS?

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